EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CT Communications, Inc.:
      We consent to the incorporation by reference in the registration statements (Nos. 33-59641, 33-59645, 333-15537, 333-38895, 333-65818, 333-119873 and 333-65846) of CT Communications, Inc. of our report dated March 30, 2005, with respect to the consolidated balance sheets of CT Communications, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, and our report dated April 28, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K/ A of CT Communications, Inc.
      Our report dated March 30, 2005 with respect to the consolidated financial statements discussed above refers to a change in the Company’s method of accounting for goodwill and other intangible assets in 2002. Also, our report refers to the Company’s restatement of its 2003 and 2002 consolidated financial statements.
      Our report dated April 28, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified a material weakness in internal control over financial reporting related to the maintenance of supporting accounting records for phone system sales under sales-type leases, a material weakness in internal control over financial reporting related to the calculation of depreciation expense, and a material weakness in internal control over financial reporting related to accounting for derivative financial instruments under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

/s/ KPMG LLP
Charlotte, North Carolina
April 28, 2005